Exhibit 107
Calculation of Filing Fee Tables
Form S-3
(Form Type)

Yelp Inc.
(Exact name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities	456(b) and 457(r)(2)	(1)	(1)	(1)	(1)	(1)(2)	—	—	—	—
	Equity	Common Stock, par value $0.000001 per share	456(b) and 457(r)(2)	(1)	(1)	(1)	(1)	(1)(2)	—	—	—	—
	Equity	Preferred Stock, par value $0.000001 per share	456(b) and 457(r)(2)	(1)	(1)	(1)	(1)	(1)(2)	—	—	—	—
	Other	Warrants	456(b) and 457(r)(2)	(1)	(1)	(1)	(1)	(1)(2)	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—
(1)    An indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities and warrants are being registered hereunder as may from time to time be issued at indeterminate prices. The securities being registered hereunder may be convertible into or exchangeable or exercisable for other securities of any identified class, and may be sold separately or in combination. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued on the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issuable on the conversion or exercise of, or in exchange for, other securities offered hereby or that are offered in combination. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies.
(2)    Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all applicable registration fees. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).